A PARTNERSHIP OF INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form SB-2/A Amendment No. 1 of Find the World Interactive, Inc. (the "Company"), of our report of April 11, 2006 on the financial statements as of December 31, 2005 and 2004 and for the years then ended and the period from August 20, 2000 (Date of Inception) to December 31, 2005.  We also consent to the reference to our firm under the heading “Experts” in the Form SB-2/A Amendment No. 1.  Our report dated April 11, 2006 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“AMISANO HANSON”

AMISANO HANSON

Chartered Accountants

Vancouver, BC, Canada

July 12, 2006

06/O/FindtheWorld0712.cons

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net